UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 19, 2011

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Charles & Colvard, Ltd. (the “Company”) held its Annual Meeting of Shareholders on May 19, 2011. The shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 26, 2011.

Proposal 1:  To elect seven members to the Company’s Board of Directors. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
David B. Barr	7,573,486	162,422	9,971,808
H. Marvin Beasley	7,572,336	163,572	9,971,808
George R. Cattermole	7,400,379	335,529	9,971,808
Steven M. Larkin	7,573,718	162,190	9,971,808
Dr. Charles D. Lein	7,572,048	163,860	9,971,808
Randall N. McCullough	7,654,440	81,468	9,971,808
Ollin B. Sykes	7,374,523	361,385	9,971,808

All director nominees were duly elected.

Proposal 2:  To amend the Company’s Amended and Restated Bylaws to set the size of the Board of Directors at not less than five nor more than ten members, with the number within that range to be determined by the Board of Directors from time to time. The votes were cast as follows:

For	Against	Abstain
17,059,029	507,285	141,402

Proposal 2 was approved. A copy of the Company’s Bylaws, as amended and restated effective May 19, 2011, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Proposal 3:  To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. The votes were cast as follows:

For	Against	Abstain
17,583,485	114,414	9,817

Proposal 3 was approved.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document
3.1	Bylaws of Charles & Colvard, Ltd., as amended and restated effective May 19, 2011

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

May 24, 2011	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
3.1	Bylaws of Charles & Colvard, Ltd., as amended and restated effective May 19, 2011